Exhibit 21



                          First Montauk Financial Corp.
                              List of Subsidiaries



         The following listing includes all of our subsidiaries, which are included in the consolidated financial statements:




                 Name of Company                     Place of Incorporation
                 ---------------                     ----------------------

         First Montauk Securities Corp.                     New York

         Montauk Insurance Services, Inc.                   New Jersey